EXHIBIT 10.2

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of December 30, 2013 is entered into by and between DS HEALTHCARE GROUP, INC., a Florida corporation (the “Company”) and DEL MAR MASTER FUND, LTD. (the “Holder”). Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, the Company and the Holder are parties to that certain Securities Purchase Agreement dated December 24, 2013 (the “Purchase Agreement”) pursuant to which the Company issued to the Holder 1,512,500 shares of common stock of the Company at a purchase price of $1.60 per share (the “Shares”) in consideration of $2,420,000;

WHEREAS, the Company desires to sell up to an additional $724,000 or 452,500 shares of common stock of the Company under the Purchase Agreement (the “Overallotment Shares”), the proceeds from the sale of such Overallotment Shares to be used for working capital;

WHEREAS, the Purchase Agreement may be amended pursuant to Section 5.5 thereof by the consent of Purchasers holding a majority in interests of the Shares then outstanding;

WHEREAS, the Holder holds all of the Shares;

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.

Amendment for Sale of up to $724,000 Overallotment Shares.  Section 2.1 of the Purchase Agreement is hereby amended and restated as follows to increase the aggregate number of Shares purchasable under the Purchase Agreement from $2,420,000 up to $3,144,000:

“Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $3,144,000 of Shares; provided, however, that in the event the issuance of the Shares to any individual Purchaser would cause the beneficial ownership with respect to such Purchaser to exceed 9.99% of the Company’s issued and outstanding Common Stock, such Purchaser agrees to purchase up to the number of Shares that would not cause its beneficial ownership to exceed 9.99% of the Company’s issued and outstanding Common Stock. Each Purchaser shall deliver to the Company or the Company’s designees, including but not limited to the payees contemplated by Section 5.2 and the Placement Agent pursuant to the Agent Agreement, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Shares, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2.

Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Purchase Agreement shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Holder under the Purchase Agreement.  Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to the Purchase Agreement as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of any other of the Purchase Agreement on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.  The parties further acknowledge that:

(i)

this Agreement does not trigger any rights or preferences of the Holder under Section 4.15 or Section 4.16 of the Purchase Agreement,

(ii)

the actual number of Overallotment Shares issued by the Company, in the event of a “Subsequent Financing” described under Section 4.15(a) of the Purchase Agreement,  may decrease the Holder’s “Pro Rata Portion” of the “Participation Maximum”, as such terms are defined under Section 4.15(e) of the Purchase Agreement, and

(iii)

the actual number of Overallotment Shares issued by the Company, in the event of a “Dilutive Issuance” described under Section 4.16(b) of the Purchase Agreement, may decrease the number of “Additional Shares” issuable to Holder, as such term is defined under the Purchase Agreement, as the aggregate number of Shares and Additional Shares issuable under the Purchase Agreement shall not exceed 19.99% of the issued and outstanding Common Stock of the Company immediately prior to the Closing Date of the Purchase Agreement (the “Dilution Maximum”).  In the event the aggregate number of Additional Shares issuable to the Purchasers exceeds the Dilution Maximum, each such Purchaser shall only receive its Pro Rata Portion of the Dilution Maximum.

3.

Regulation FD. Holder acknowledges that the Company is subject to the reporting requirements of the Securities and Exchange Commission and its common stock is quoted on the NASDAQ. Holder agrees not to use any of the confidential information herein to purchase, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of the Company’s common stock (or other securities, warrants, or other forms of convertible securities outstanding or other rights to acquire such securities).

4.

Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder.

5.

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

6.

Execution and Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

8.

Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

9.

Effectiveness.  This Agreement shall be deemed effective (the “Effective Date”) upon the closing of the sale(s) of the Additional Shares, which shall occur on or before January 3, 2013. In the event the sale of Additional Shares is not completed on or before January 3, 2013, this Agreement shall be null and void.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

DS HEALTHCARE GROUP, INC.

/s/ Daniel Khesin
Daniel Khesin
Chief Executive Officer

DEL MAR MASTER FUND, LTD.

/s/ David W. Freelove
David W. Freelove
Managing Member

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